Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-262831 on Form N-14 of our report dated March 14, 2022, relating to the consolidated financial statements and financial highlights of Logan Ridge Finance Corporation (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

May 31, 2022